                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              HILLS STORES COMPANY
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             [HILLS STORES LOGO]

================================================================================
                              HILLS STORES COMPANY

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 1998

                                      AND

                                PROXY STATEMENT
================================================================================

                                   IMPORTANT
                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             [HILLS STORES LOGO]


                                            April 30, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hills Stores Company to be held on Wednesday, June 17, 1998 at 10:00 AM at the Hills Corporate Headquarters, 15 Dan Road, Canton, Massachusetts 02021. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, shareholders will elect eight Directors. Information regarding the nominees is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and mail the enclosed proxy promptly. Your cooperation is appreciated.

     On behalf of your Board of Directors, thank you for your continued interest and support.

                                            Sincerely,


                                            /s/ GREGORY K. RAVEN
                                            ---------------------
                                            GREGORY K. RAVEN
                                            President and
                                            Chief Executive Officer

                             [HILLS STORES LOGO]

                             HILLS STORES COMPANY

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                            TO BE HELD JUNE 17, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Hills Stores Company (the "Company") will be held Wednesday, June 17, 1998 in the main conference room of the Hills Corporate Headquarters, 15 Dan Road, Canton, MA 02021 at 10:00 AM local time to take action with respect to the following matters:

     1. The election of eight Directors to serve for the ensuing year and until their successors are elected and qualified; and

     2. Transaction of such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

     Holders of record of Common Stock and Series A Preferred Stock at the close of business on April 22, 1998 are entitled to receive notice of and to vote at the meeting or any adjournments thereof.

     Your attention is directed to the accompanying Proxy Statement and form of proxy. Whether or not you plan to attend the meeting, you are urged to sign, date and mail the enclosed form of proxy promptly in the enclosed envelope (no postage required if mailed in the United States) so that your shares may be counted. Your cooperation will save your Company additional solicitation costs.

                                            By order of the Board of Directors


                                            /s/ William K. Friend
                                            -------------------------------
                                            William K. Friend
                                            Senior Vice President-Secretary
Canton, Massachusetts
April 30, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED.

                                PROXY STATEMENT

                              HILLS STORES COMPANY
                    15 DAN ROAD, CANTON, MASSACHUSETTS 02021
                                 (781) 821-1000

PROXY SOLICITATION

     This Proxy Statement and the enclosed form of proxy have been mailed to shareholders on or about April 30, 1998 in connection with the solicitation by the Board of Directors of Hills Stores Company (the "Company") of proxies to be used at the June 17, 1998 Annual Meeting of Shareholders.

     It is important that your shares be represented and voted at the Annual Meeting regardless of the number of shares that you own. Accordingly, you are asked to sign, date and promptly mail the accompanying proxy card in order to ensure that your shares are voted. Shares cannot be voted at the Annual Meeting unless the owner is represented by proxy or is present at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting must be present either in person or by proxy in order for there to be a quorum. Elections for Directors will be decided by a plurality of the votes cast.

     Abstentions and shares as to which brokers or other nominees are not provided with instructions (otherwise known as broker non-votes) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not count as votes for or against the election of Directors.

     The shares represented by the proxy will be voted FOR the election of the nominees herein listed unless authority to so vote is withheld or a contrary instruction is made.

     Each shareholder appointing a proxy has the power to revoke such appointment by a later-dated proxy delivered to the Company or by giving notice of revocation to the Company in writing or at the meeting. Any vote taken prior to a revocation is not affected. The presence at the Annual Meeting of the shareholder appointing a proxy does not in and of itself revoke the appointment.

     Prior to its October 4, 1993 emergence from Chapter 11 proceedings, Hills Stores Company was a wholly-owned subsidiary of Hills Department Stores, Inc. (the "Predecessor Company"). Pursuant to the Company's Plan of Reorganization, effective October 4, 1993, the Predecessor Company was dissolved. References herein to periods prior to October 4, 1993 may, as appropriate, refer either to the Company or the Predecessor Company. References to periods from and after October 4, 1993 refer to the Company.

VOTING SECURITIES

     On April 22, 1998, the record date for the meeting, there were 10,388,224 shares of Common Stock and 850,009 shares of Series A Preferred Stock outstanding, each entitled to one vote.

                             MATTERS TO BE VOTED ON

ELECTION OF DIRECTORS

     It is proposed that eight Directors, constituting the current members of the Board of Directors, be elected for the ensuing year and until their successors are elected and qualified. It is intended that the shares represented by the proxy, unless otherwise instructed, will be voted for the election of the eight nominees listed in the following section. Insofar as is known, all of the nominees will be able to serve. Should any nominee become unavailable, the persons named in the proxy may vote for a substitute for such nominee. If no substitute nominee is designated, then, following the Annual Meeting, the Board of Directors, as permitted by the By-Laws of the Company, may reduce the number of Directors to less than eight or may fill the vacancy.

INFORMATION ABOUT NOMINEES

                                                                      SERVED AS A
         NAME            AGE                POSITION                 DIRECTOR SINCE
         ----            ---                --------                 --------------
Chaim Y. Edelstein.....  55   Chairman of the Board                       1995
Gregory K. Raven.......  48   Director, President and Chief               1996
                                Executive Officer
Stanton J. Bluestone...  63   Director                                    1995
John W. Burden III.....  61   Director                                    1995
Alan S. Cooper.........  39   Director                                    1995
Mark B. Dickstein......  39   Director                                    1995
Samuel L. Katz.........  32   Director                                    1995
Richard E. Montag......  66   Director                                    1997

     CHAIM Y. EDELSTEIN was elected Chairman of the Board in February 1996. He has been a Director and a consultant to the Company since July 1995. He has been a retail consultant since February 1994. From 1985 to February 1994 he was Chairman and Chief Executive Officer of Abraham & Straus, a division of Federated Department Stores, Inc. Mr. Edelstein is a director of Independence Community Bank.

     GREGORY K. RAVEN was elected President and Chief Executive Officer and a Director in February 1996. From September 1988 until August 1995, Mr. Raven was Executive Vice President-Finance and Chief Financial Officer of Revco D.S., Inc.

     STANTON J. BLUESTONE has been a Director since July 1995. Since February 1998 he has been Chairman of Carson Pirie Scott, a Division of Proffitt's, Inc. (a department store retailer). From March 1996 to February 1998 he was Chairman of the Board and Chief Executive Officer of Carson Pirie Scott & Co. From August 1993 to March 1996 he served as President and Chief Executive Officer of Carson Pirie Scott & Co. From 1991 to August 1993 he was President and Acting Chief Executive Officer of Carson Pirie Scott & Co. He is a director of Proffitt's Inc.

     JOHN W. BURDEN III has been a Director since July 1995. Since January 1998 he has been a retail consultant. From 1993 to December 1997, he was a consultant and partner in Retail Options, Inc. Mr. Burden is a director of Proffitt's, Inc. and Chico's Inc., a women's specialty retailer.

     ALAN S. COOPER has been a Director since December 1995. He has been Vice President-General Counsel of Dickstein Partners Inc. since March 1992. Prior to that, he was an attorney with the firm of Rosenman & Colin since 1983. He is a director of Specialty Catalogue Corp., a direct catalogue marketer.

     MARK B. DICKSTEIN has been a Director since July 1995 and was Chairman of the Board from July 1995 to February 1996. He has been the President of Dickstein Partners Inc. since prior to 1990 and is primarily responsible for the operations of Dickstein & Co., L.P., Dickstein Focus Fund L.P. and Dickstein International Limited (collectively the "Dickstein Funds"). He is a director of News Communications Inc., a publisher and distributor of community newspapers, and The Leslie Fay Company, Inc., a manufacturer of women's sportswear.

     SAMUEL L. KATZ has been a Director since July 1995. He is Executive Vice President, Strategic Development of Cendant Corporation (f/k/a HFS Incorporated), a franchiser of hotels and real estate brokerage services. From January 1996 to April 1998 he was Senior Vice President-Acquisitions of Cendant Corporation. From January 1996 to June 1996 Mr. Katz was a consultant to the Company. From July 1993 to December 1995 he was a Vice President of Dickstein Partners Inc. From February 1992 to July 1993, Mr. Katz was the Co-Chairman of Saber Capital, Inc., a firm making private equity investments.

     RICHARD E. MONTAG, has been a Director since June 1997. For the past five years he has been Vice President-Development of The Richard E. Jacobs Group, a developer of regional shopping malls. He is a director of Getty Petroleum Marketing, Inc.

     Directors of the Company are elected for a term of one year or until their successors are elected and qualified.

     During the fiscal year ended January 31, 1998, the Board of Directors of the Company met seven (7) times. No incumbent director attended fewer than 75% of the total number of meetings of the Board and Committees of the Board on which they served.

     The Board of Directors has a standing Audit Committee, HR/Compensation Committee (Option Committee) and Nominating Committee. During the fiscal year ended January 31, 1998, the Audit Committee met three (3) times, and the HR/Compensation Committee (Option Committee) met six (6) times.

     The Audit Committee, consisting entirely of non-employee Directors, is composed of Mr. Katz, as Chairman, Mr. Cooper, and Mr. Montag. The Audit Committee's functions include the following:

     Recommendations to the full Board concerning the engagement or discharge of independent auditors; direction and supervision of investigations into matters within the scope of the Committee's duties; review with auditors of plans and results of auditing procedures; review, for Board approval, of each significant professional service provided by auditors and review of the independence of the auditors; consideration of the range of audit and nonaudit fees and the adequacy of the Company's system of internal accounting controls.

     The HR/Compensation Committee (Option Committee), consisting entirely of non-employee Directors, is composed of Mr. Dickstein, as Chairman, Mr. Bluestone and Mr. Burden. The functions of the HR/Compensation Committee (Option Committee) include the following:

     Reviewing the corporate compensation programs and policies, including the compensation of the Chief Executive Officer, to assure that said programs and policies are competitive and provide for internal equity; reviewing and advising the Chief Executive Officer on specific compensation matters for officers and executives; overseeing the Company's performance bonus programs; administering the 1993 Stock Option Plan; administering the Company's 162(m) Bonus Plan; and performance of such other duties as the Chairman of the Board may require.

     The Nominating Committee, consisting entirely of non-employee directors, is composed of Mr. Katz, as Chairman, Mr. Cooper and Mr. Montag. The Nominating Committee's functions include evaluation of potential candidates for membership on the Board of Directors and recommendations to the full Board regarding such candidates.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES.

BENEFICIAL OWNERSHIP

     The following table sets forth as of March 31, 1998 information with respect to beneficial ownership of shares of the Company's Common Stock. The information was obtained from Company records and information supplied by the shareholders, including information on Schedules 13D and 13G and Forms 3 and 4 prescribed by the Securities and Exchange Commission ("SEC"). No person has reported ownership of more than five (5%) percent of the Series A Preferred Stock.

                                                                                PERCENT OF    PERCENT OF
                 NAME AND ADDRESS                       AMOUNT AND NATURE         COMMON        VOTING
                OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP      STOCK        STOCK(1)
---------------------------------------------------  -----------------------    ----------    ----------
DDJ Capital Management, LLC(2)                               904,234               8.7            8.1
  141 Linden Street, Suite S-4
  Wellesley, MA 02181
ML-Lee Acquisition Fund II,                                  799,293               7.7            7.1
L.P., ML-Lee Acquisition Fund
  (Retirement Accounts) II, L.P.,
Thomas H. Lee Advisors II, L.P. (3)
  World Financial Center
  South Tower, 23rd Fl.
  New York, NY 10080-6123
Europe American Capital Foundation                           755,000               7.3            6.7
  Lugano Switzerland

------------------------------

(1) Represents the shares of Common Stock and Series A Preferred Stock owned beneficially as a percentage of the aggregate of 10,388,224 shares of Common Stock outstanding and 850,009 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is immediately convertible into one share of Common Stock, and the Series A Preferred Stock has coextensive voting rights with the Common Stock.

(2) DDJ Capital Management, LLC and its affiliates, DDJ Overseas Corp., DDJ Galileo, LLC, DDJ Galileo Management, LLC, The Galileo Fund L.P., Kepler Overseas Corp., The Copernicus Fund, L.P., DDJ Copernicus, LLC and DDJ Copernicus Management, LLC, jointly filed a Schedule 13D showing beneficial ownership of 904,234 shares of Common Stock. DDJ Copernicus, LLC is the general partner of, and DDJ Copernicus Management, LLC is the investment manager for, The Copernicus Fund, L.P. DDJ Galileo, LLC owns all of the voting securities of, and DDJ Galileo Management, LLC is the investment manager for, DDJ Overseas Corp. DDJ Galileo, LLC is the general partner of and, DDJ Galileo Management, LLC is the investment manager for, The Galileo Fund, L.P. DDJ provides administrative services to the DDJ Affiliates and is the investment manager for Kepler Overseas Corp. The Company believes that DDJ and its affiliates listed above may be deemed a group as that term is used in Rule 13d-5(b) of the Securities and Exchange Act of 1934 (the "Exchange Act").

(3) ML-Lee Acquisition Fund II, L.P. owns beneficially 521,048 shares of Common Stock, and ML-Lee Acquisition Fund (Retirement Accounts) II L.P. owns beneficially 278,245 shares of Common Stock. Thomas H. Lee Advisors II, L.P., as the investment advisor to both Funds, shares the power to vote and to direct the disposition of securities held by the Funds and therefore may be deemed to own beneficially the 799,293 shares of Common Stock owned beneficially in the aggregate by the Funds. Thomas H. Lee, who was the Chairman of the Board of the Company until July 5, 1995, is a general partner of both funds.

     The following table sets forth as of March 31, 1998 the beneficial ownership of the Company's Common Stock held by each Nominee for Director, the executive officers named in the Summary Compensation Table and Directors and executive officers as a group. None of these persons owns any shares of Series A Preferred Stock.

                                                AMOUNT AND NATURE        PERCENT OF       PERCENT OF
            BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP    COMMON STOCK    VOTING STOCK(1)
-----------------------------------------    -----------------------    ------------    ---------------
Chaim Y. Edelstein                                    35,935(2)            *                *
Stanton J. Bluestone                                   2,245(3)            *                *
John W. Burden III                                     4,245(4)            *                *
Alan S. Cooper                                         2,245(3)            *                *
Mark B. Dickstein                                     73,215(5)            *                *
Samuel L. Katz                                         3,245(6)            *                *
Richard E. Montag                                      5,000               *                *
Gregory K. Raven                                     232,612(7)           2.2              2.1
Michael R. Hamilton                                   22,912(8)            *                *
C. Scott Litten                                       47,522(9)            *                *
Frederick L. Angst                                    42,752(10)           *                *
Mark P. Ramsdell                                         900(3)            *                *
Directors and Executive Officers as a
  Group (24 Persons)                                 507,772(11)          4.8              4.4

------------------------------

  *  Represents less than 1% of outstanding shares.

 (1) Represents the shares of Common Stock owned beneficially as a percentage of the aggregate of 10,388,224 shares of Common Stock outstanding and 850,009 shares of Preferred Stock outstanding. Each share of Series A Preferred Stock is immediately convertible into one share of Common Stock, and the Series A Preferred Stock has coextensive voting rights with the Common Stock.

 (2) Consists of 10,935 exercisable stock options and 25,000 shares of Common Stock (including 10,000 shares of restricted stock). See section below captioned "Restricted Stock Agreements".

 (3) Consists of exercisable stock options.

 (4) Consists of 2,000 shares of Common Stock and 2,245 exercisable stock options.

 (5) Includes 2,245 exercisable stock options owned by Mr. Dickstein individually and 30,970 shares of Common Stock owned by Dickstein & Co. L.P. and 40,000 shares of Common Stock owned by Dickstein International Limited. Mark Dickstein, a Director, is the President and sole director of Dickstein Partners Inc., which is the general partner of Dickstein Partners, L.P. and the advisor to Dickstein International Limited. Dickstein Partners L.P. is the general partner of Dickstein & Co. L.P.

 (6) Consists of 1,000 shares of Common Stock and 2,245 exercisable stock options.

 (7) Consists of 129,511 shares of Common Stock (including 100,000 shares of restricted stock) and 103,101 exercisable stock options. See section below captioned "Restricted Stock Agreements".

 (8) Consists of 15,000 shares of Common Stock and 7,912 exercisable stock options.

 (9) Consists of 32,596 shares of Common Stock and 14,926 exercisable stock options.

(10) Consists of 35,000 shares of Common Stock and 7,752 exercisable stock options.

(11) Consists of 324,203 shares of Common Stock (including 110,000 shares of restricted stock), 182,882 exercisable stock options and 687 shares issuable upon exercise of Series 1993 Warrants.

SECURITIES AND EXCHANGE COMMISSION FILINGS

     Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that for the fiscal year ended January 31, 1998, its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for service in all capacities to the Company for the fiscal year ended January 31, 1998 and the two prior fiscal years (identified as fiscal years 1997, 1996 and 1995 respectively) of the Chief Executive Officer of the Company during the fiscal year ended January 31, 1998 and the other four most highly compensated executive officers of the Company serving on January 31, 1998 whose salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                 LONG TERM
                                                                               COMPENSATION
NAME AND                          FISCAL                        OTHER ANNUAL   AWARDS: STOCK      ALL OTHER
PRINCIPAL POSITION                 YEAR    SALARY     BONUS     COMPENSATION    OPTIONS(#)      COMPENSATION
------------------                ------  --------   --------   ------------   -------------   ---------------
Gregory K. Raven................    1997  $700,000   $      0      $117,137(1)    218,704(2)      $       0
  President and Chief               1996   665,274    172,000(3)    141,221(4)    300,000                 0
  Executive Officer                 1995        --         --           --             --                --
Michael R. Hamilton.............    1997   318,667          0       111,411(5)     39,561(6)          3,200(7)
  Executive Vice President --       1996    87,533    175,000(3)     16,644(8)     50,000                 0
  Operations                        1995        --         --           --             --                --
C. Scott Litten.................    1997   310,417          0        10,347(9)     38,725(2)          3,200(7)
  Executive Vice President --       1996   177,230     85,000(3)    121,931(10)    50,000                 0
  Chief Financial Officer           1995        --         --           --             --                --
Frederick L. Angst..............    1997   309,535          0            0         39,973(2)          3,200(7)
  Executive Vice President --       1996   263,334     51,000         7,891(11)     5,000             3,200(7)
  Chief Merchandising Officer       1995   283,276    100,000            0         10,000(6)          3,000(7)
Mark P. Ramsdell................    1997   171,959     54,000            0         12,000             1,591(7)
  Vice President --                 1996    90,902      7,500            0              0                --
  Home Division                     1995        --         --           --             --                --

------------------------------

 (1) Consists of relocation expenses, including a "gross up" of $43,629 for federal and state taxes.

 (2) Includes repricing of options previously granted. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings".

 (3) The amounts shown represent, in the case of Mr. Raven, a bonus guaranteed by his employment contract; in the case of Mr. Hamilton, a hiring bonus of $75,000 and a guaranteed bonus of $100,000; and in the case of Mr. Litten, a hiring bonus of $25,000 and a guaranteed bonus of $60,000. See section below captioned "Employment Contracts".

 (4) Consists of relocation expenses, including a "gross up" of $54,984 for federal and state taxes.

 (5) Consists of relocation expenses, including a "gross up" of $46,885 for federal and state taxes.

 (6) Consists of repricings of options previously granted. See section below captioned "Ten Year Option Repricings".

 (7) Consists of Company contributions to the Company's 401(k) plan.

 (8) Consists of relocation expenses.

 (9) Consists of relocation expenses, including a "gross up" of $4,710 for federal and state taxes.

(10) Consists of relocation expenses, including a "gross up" of $48,375 for federal and state taxes.

(11) Consists of relocation expenses, including a "gross up" of $3,691 for federal and state taxes.

EMPLOYMENT CONTRACTS

     Effective February 7, 1996, the Company entered into an employment contract with Gregory K. Raven, President and Chief Executive Officer of the Company. The contract provides for a term commencing February 8, 1996 and terminating January 30, 1999, subject to automatic one-year renewals thereafter unless either the Company or Mr. Raven gives notice of non-renewal at least ninety (90) days prior to the expiration of the term. The contract provides for an initial base salary of $700,000 per year, subject to annual review, and a bonus target of 50% of base salary if performance goals established by the HR/Compensation Committee (Option Committee) of the Board of Directors are met. Mr. Raven has the right to terminate his employment contract for "Good Reason", defined as assignment of duties inconsistent with his position, removal from his position, a material reduction in benefits, a relocation of the Company's principal office outside the Boston metropolitan area or material breach by the Company. If the Company terminates Mr. Raven without cause or if he terminates his employment for "Good Reason", then Mr. Raven shall be entitled to severance pay equal to two times his base pay then in effect. If within two years following a Change in Control (as defined in the employment contract) the Company terminates Mr. Raven's employment without cause or he terminates his employment contract for Good Reason (other than a relocation of the Company's office), Mr. Raven's severance pay shall be three times his then current base pay and three times his bonus for the current fiscal year (assuming all performance goals had been achieved).

     For purposes of Mr. Raven's employment contract, a Change in Control shall have occurred if: (i) a person or entity (other than Dickstein Partners Inc. and its affiliates) acquires 30% or more of the Company's voting stock, (ii) the majority of the Board of Directors consists of persons who were not Incumbent Directors (members of the Board on February 7, 1996 or a person who becomes a member of the Board of Directors subsequent to February 7, 1996 whose election was supported by a majority of Incumbent Directors), (iii) the Company liquidates or sells substantially all of its assets, or (iv) the Company merges or consolidates with another company and the shareholders of the Company immediately before the combination hold 50% or less of the combined entity.

     If the Company gives Mr. Raven notice of non-renewal of Mr. Raven's employment contract, the Company will pay Mr. Raven a lump sum equal to two times Mr. Raven's then base pay and continue his benefits for one year following expiration of the employment contract.

     Mr. Raven's employment contract provides for the issuance of 100,000 shares of restricted stock to Mr. Raven on the terms described in the section below captioned "Restricted Stock Agreements". Mr. Raven's employment contract also provides for the issuance to Mr. Raven of options to purchase 300,000 shares of the Company's Common Stock under the Company's 1993 Stock Option Plan. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings".

     On November 11, 1996, the Company entered into an employment contract with Michael R. Hamilton, Executive Vice President-Operations, for a term of three years to October 21, 1999 at an initial base salary of $312,000 per year, subject to annual review and a bonus target of 50% of base salary. Mr. Hamilton is entitled to participate in any bonus, stock option or other incentive compensation plans and other benefit plans of the Company at a level commensurate with his position.

     Mr. Hamilton's employment contract provides for the issuance to Mr. Hamilton of options to purchase 50,000 shares of the Company's Common Stock under the Company's 1993 Stock Option Plan. See section below captioned "Stock Option Table".

     Effective November 11, 1997, the Company entered into an employment contract with C. Scott Litten, Executive Vice President-Chief Financial Officer, for a term of three (3) years to November 11, 2000 at an initial base salary of $350,000 per year, subject to annual review and a bonus target of 50% of base salary if performance goals are met. Mr. Litten is entitled to participate in any bonus, stock option or other incentive compensation plans and other benefit plans of the Company at a level commensurate with his position.

     Effective July 22, 1997, the Company entered into an employment contract with Frederick L. Angst, Executive Vice President-Chief Merchandising Officer, for a term of three (3) years to July 22, 2000 at a base salary of $350,000 per year, subject to annual review and a bonus target of 50% of base salary if performance goals are met. Mr. Angst is entitled to participate in any bonus, stock option or other incentive compensation plans and other benefit plans of the Company at a level commensurate with his position.

     Hills executives who participate in the Company's bonus plan, including Messrs. Raven, Hamilton, Litten, Angst and Ramsdell, may receive a bonus up to 50% greater than the target amount if performance goals are exceeded. See the Compensation Committee Report.

RESTRICTED STOCK AGREEMENTS

     The Company entered into a Restricted Stock Agreement dated as of February 8, 1996 with Gregory K. Raven, President and Chief Executive Officer. Pursuant to said agreement, the Company issued Mr. Raven 100,000 shares of Common Stock, subject to the restrictions described below. Said shares may not be sold or otherwise disposed of until the restrictions expire. The restrictions shall expire as to 60,000 shares on January 30, 1999 and as to 40,000 shares on January 29, 2000. Furthermore, said restrictions will terminate immediately upon
(i) a Change in Control, as defined in Mr. Raven's employment contract, (ii) termination by the Company of Mr. Raven's employment contract other than for Cause as defined in Mr. Raven's employment contract or (iii) termination of Mr. Raven's employment by Mr. Raven for Good Reason. The shares are subject to forfeiture prior to vesting upon the termination of Mr. Raven's employment other than as described in (ii) and (iii) above.

     The Company entered into a Restricted Stock Agreement with Chaim Y. Edelstein, Chairman of the Board, dated as of February 8, 1996. Pursuant to said agreement, the Company issued Mr. Edelstein 20,000 shares of Common Stock, subject to the restrictions described below. The restricted shares may not be sold or otherwise disposed of until the restrictions expire. The restrictions will expire as to 5,000 shares on each of the first four anniversaries of February 8, 1996, so long as Mr. Edelstein is at that time available, willing and able to provide consulting services to the Company and Mr. Edelstein's consulting agreement has not been terminated by the Company for cause (as defined in the consulting agreement). The restrictions shall immediately terminate in the event of death or disability or if Mr. Edelstein terminates the consulting agreement for Good Reason, as defined therein. The shares are subject to forfeiture prior to vesting should Mr. Edelstein not be available, willing and able to perform consulting services for the Company.

COMPENSATION OF DIRECTORS

     The Company pays a fee of $2,000 per month to non-employee Directors, plus $1,000 for each meeting of the Board and $500 for each committee meeting attended, plus expenses. Committee chairmen receive $750 for each committee meeting attended. Messrs. Edelstein and Raven do not receive Directors fees.

     Pursuant to the 1996 Directors Stock Option Plan, each Participating Director has been granted an option to purchase 4,000 shares of the Company's Common Stock and will be granted an option to purchase 2,000 shares of the Company's Common Stock on the first business day of each fiscal year. Mr. Edelstein and Mr. Raven did not receive grants under the 1996 Directors Stock Option Plan.

     During the fiscal year ended January 31, 1998, the Company paid Mr. Edelstein consulting fees of $400,000. The Company entered into a consulting agreement dated as of February 8, 1998 with Mr. Edelstein which extended a previous agreement dated February 7, 1997. The consulting agreement is for a term to February 7, 1999 during which time Mr. Edelstein will assist the Company with its merchandise, marketing and strategic planning efforts. The consulting agreement provides that the Company will pay Mr. Edelstein a consulting fee of $ 250,000 per year. Mr. Edelstein is eligible to participate in the Company's bonus plan if performance goals are met. Under the Company's bonus plan, Mr. Edelstein may receive a bonus up to 50% greater than the target amount if performance goals are exceeded.

STOCK OPTION TABLE

     The following table sets forth grants during the fiscal year ended January 31, 1998 of options to purchase shares of the Company's Common Stock under the Company's 1993 Stock Option Plan to the individuals named in the Summary Compensation Table. In addition to the grants described in the table below, on March 10, 1998, the named executive officers were granted options to purchase shares of the Company's Common Stock under the 1993 Stock Option Plan as follows: Mr. Raven, 30,000 shares; Messrs. Hamilton, Litten and Angst, 10,000 shares each; and Mr. Ramsdell, 3,000 shares. Said grants are at an exercise price of $2.75 per share, the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant, and have a ten year term, expiring March 10, 2008.

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                        ANNUAL RATES
                             NUMBER OF      % OF TOTAL                                    OF STOCK
                             SECURITIES      OPTIONS                                 PRICE APPRECIATION
                             UNDERLYING     GRANTED TO    EXERCISE                   FOR OPTION TERM(1)
                              OPTIONS      EMPLOYEES IN   OR BASE     EXPIRATION   ----------------------
           NAME               GRANTED      FISCAL YEAR     PRICE         DATE         5%          10%
           ----              ----------    ------------   --------    ----------      --          ---
Gregory K. Raven...........   193,704(2)      26.1%        $5.00       02/07/06    $456,747    $1,901,861
                               25,000          3.4          4.625      03/11/07      63,747       157,013
Michael R. Hamilton........    39,561(2)       5.3          5.00       10/21/06     102,967       250,942
C. Scott Litten............    28,725(2)       3.9          5.00       04/23/06      69,459       166,814
                               10,000          1.4          4.625      03/11/07      25,499        62,805
Frederick L. Angst.........     5,917(2)       *            5.00       04/21/04      10,227        23,263
                                3,056(2)       *            5.00       03/25/06       7,296        17,474
                                6,000          *            4.625      03/11/07      15,299        31,735
                               25,000          3.4          2.75       07/22/07      39,681        98,763
Mark P. Ramsdell...........     4,500          *            4.625      03/11/07      11,475        28,262
                                4,000          *            5.125      08/20/07      11,965        29,852
                                3,500          *            3.75       11/11/07       7,915        19,886

---------------

(1) The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration using the 5% and 10% appreciation rates established in regulations of the SEC, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting over five years or termination of the options upon termination of employment.

(2) Repricing of previously granted option. See table captioned "Ten Year Option Repricings" below.

  * Less than 1%

     The following table sets forth all stock option/SAR repricings during the fiscal year ended January 31, 1998 and during the Company's last ten (10) fiscal years relating to the persons listed in the Summary Compensation Table.

                           TEN YEAR OPTION REPRICINGS

                                                                                                                       LENGTH OF
                                                  NUMBER OF    NUMBER OF                                               ORIGINAL
                                                  SECURITIES   SECURITIES                  MARKET                       OPTION
                                                  UNDERLYING   UNDERLYING   EXERCISE       PRICE                         TERM
                                                   OPTIONS      OPTIONS     PRICE AT      AT TIME                      REMAINING
                                                   PRIOR TO      AFTER       TIME OF         OF        NEW EXERCISE   AT DATE OF
                NAME                     DATE     REPRICING    REPRICING    REPRICING    REPRICING        PRICE        REPRICING
                ----                     ----     ----------   ----------   ---------    ---------     ------------   ----------
Gregory K. Raven.....................  03/11/97    300,000      193,704      $10.125       $4.625        $ 5.00        02/07/06
                                       03/08/96    300,000      300,000       12.00         9.875         10.125       02/07/06
Michael R. Hamilton..................  03/11/97     50,000       39,561        7.125        4.625          5.00        10/21/06
C. Scott Litten......................  03/11/97     50,000       28,725       12.75         4.625          5.00        04/23/06
Frederick L. Angst...................  03/11/97     10,000        5,917       12.00         4.625          5.00        04/21/04
                                       03/11/97      5,000        3,056       11.25         4.625          5.00        03/25/06
                                       11/04/95     15,000       10,000       19.50         9.25          12.00        04/21/04
Mark P. Ramsdell.....................     --         --           --           --            --             --           --

     On March 11, 1997, the Company offered to Hills employees holding stock options the opportunity to reprice their then existing stock options. Under the terms of the offer, subject to certain restrictions on exercise, the holder of a stock option was given the opportunity to exchange his or her stock options, which had exercise prices ranging from $3.00 to $12.75 per share, for a reduced number of stock options at an exercise price of $5.00 per share. On March 11, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange was $4.625 per share.

     The amount of the reduction in the number of stock options was based on a formula pursuant to which Vice Presidents and above, including Mr. Raven, had their stock options reduced to a proportionately greater degree than other members of management. In addition, the repricing was contingent on recipients agreeing not to exercise any repriced stock options for one year following repricing and not to exercise more than one-half of otherwise exercisable repriced stock options during the second year following the repricing. Subject to the foregoing sentence, vesting did not change.

     A majority of Hills executives holding stock options, including Messrs. Raven, Litten, Hamilton and Angst, accepted the offer, and their stock options were repriced accordingly.

     As a result of the March 1997 repricings, holders of the Company's stock options relinquished, on a net basis, options to purchase 226,015 shares of Common Stock, including 144,037 options relinquished, on a net basis, in the aggregate by Mr. Raven and the other named executive officers.

OPTION EXERCISES IN FISCAL 1997

     The following table sets forth information regarding the number and value of stock option exercises during the last fiscal year and unexercised stock options as of January 31, 1998.

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN THE
                                                                   OPTIONS AT FISCAL                 MONEY OPTIONS AT
                                     SHARES                            YEAR END                        YEAR END(1)
                                    ACQUIRED       VALUE     -----------------------------    -----------------------------
NAME                               ON EXERCISE   REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                               -----------   --------    -----------    -------------     -----------     -------------
Gregory K. Raven.................       0            0          96,851(1)      121,853             0                 0
Michael R. Hamilton..............       0            0           7,912(1)       31,649             0                 0
C. Scott Litten..................       0            0           5,745(1)       32,980             0                 0
Frederick L. Angst...............       0            0           5,048(1)       34,925             0            $9,375
Mark P. Ramsdell.................       0            0               0          12,000             0                 0

---------------

(1) In connection with their March 11, 1997 stock option repricings, all holders of repriced stock options, including Messrs. Raven, Litten, Hamilton and Angst, agreed not to exercise any stock options for one year following the repricings and not to exercise more than one-half of the stock options which would otherwise be exercisable during the second year following the repricing. See section above captioned "Ten Year Option Repricings".

LONG TERM INCENTIVE PLAN AWARDS

     The Company does not have a long term incentive plan, and the Company made no long term incentive plan awards in fiscal 1997.

COMPENSATION COMMITTEE REPORT

     In accordance with the rules and regulations of the SEC, the following report of the HR/Compensation Committee (Option Committee) and the performance graph thereafter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

     The Company's Board of Directors has established the HR/Compensation Committee (Option Committee) (the "Committee"), consisting entirely of Outside Directors. The Committee's functions include:

         (i) Reviewing the corporate compensation programs, including the compensation of the Chief Executive Officer, and policies to insure that the programs and policies are competitive and provide for internal fairness;

        (ii) Reviewing and advising the Chief Executive Officer about specific compensation matters for officers and executives;

       (iii) Overseeing the Company's performance bonus program;

        (iv) Administering the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan;

         (v) Administering the Hills Stores Company 162(m) Bonus Plan; and

        (vi) Such other duties as the Chairman of the Board may assign.

  Overview

     The objective of the Company's executive compensation program is to attract and retain executives with high levels of talent and expertise in areas related to retailing and to encourage these executives to achieve superior performance on behalf of the Company and its shareholders. The Company believes the changes made to its executive compensation program in 1996 (adjusting salaries, especially below the vice president level, and tying bonus eligibility and payout more closely to individual performance) have brought the

Company more in line with the companies with which it competes for executive talent, enabled it to attract and retain talented people and to become more competitive in the marketplace.

     Executive compensation generally consists of the following basic components: base salary, performance bonus, stock option grants and awards of restricted stock.

  Base Salary

     Base salaries for executive officers are determined by the Company by evaluating the duties and responsibilities of each position and the experience of the executive and by conducting executive salary surveys and comparing salaries for similar positions with other companies. Annual salary increases and adjustments are determined by the Company and based on individual performance, changes in responsibilities, and market-based salary comparisons with other retail companies. Salaries of all executives are reviewed annually.

  Performance Bonus

     A portion of executive compensation is directly related to Company performance by means of the Company's performance bonus program, which was revised in 1996 to place greater emphasis on individual performance and to provide additional incentives for outstanding performance. Depending on position, bonus targets range from 15% to 50% of an executive's base salary. Actual payout is determined by Company performance, including achievement of financial and profit goals, and by individual performance.

     Early in each year, the Board of Directors approves performance goals for the Company and for individual executives. Individual performance goals vary by position. Even if Company performance goals are met, individual bonuses may be less than targeted amounts if individual goals are not met. In addition, it is possible for an executive who meets or exceeds individual goals to receive a bonus even if Company goals are not met. In order to reward superior performance, bonuses for certain individuals can exceed the target amount by up to 50% if performance goals are exceeded.

     For the fiscal year ended January 31, 1998, the Company goal was a target of earnings before interest, taxes, depreciation and amortization (EBITDA). The size of the bonus pool is determined by the level of attainment of the Company's goals. EBITDA thresholds in descending amounts were established for a full target bonus pool and lesser bonus pools. In fiscal 1997, the Company failed to meet its bonus goals. Therefore, executives whose bonus eligibility was tied entirely to Company performance, including Messrs. Raven, Litten, Hamilton and Angst, did not receive bonuses. Because a portion of Mr. Ramsdell's bonus eligibility was based on his attainment of individual goals, and because he far exceeded those goals, Mr. Ramsdell earned a cash bonus of $54,000.

  Stock Option Plan

     The Company's 1993 Stock Option Plan is intended to provide a long-term incentive and to motivate executives to increase the long-term market value of the Company's Common Stock. During the fiscal year ended January 31, 1998, options to purchase a total of 742,240 shares of the Common Stock of the Company were granted to 126 individuals, including Messrs. Raven, Litten, Hamilton, Angst and Ramsdell. See the section captioned "Stock Option Table".

     The Committee determines the amount and timing of grants under the Company's 1993 Stock Option Plan. No member of the Committee has received a grant under the 1993 Stock Option Plan.

  Repricing of Stock Options

     On March 11, 1997, recognizing that exercise prices with respect to options held by employees under the 1993 Stock Option Plan were substantially above the fair market value of the Common Stock, the Committee offered Hills employees holding stock options, including Mr. Raven and the other then current executive officers named in the Summary Compensation Table, the opportunity to reprice their then existing stock options. Under the terms of the offer, subject to agreeing to certain restrictions on exercise, the holder of an option was given the opportunity to exchange his or her stock options, which had exercise prices ranging from $3.00 to $12.75 per share, for a reduced number of stock options at an exercise price of $5.00 per share. On

March 11, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange was $4.625 per share.

     The amounts of the reduction in the number of options was based on a formula, with Vice Presidents and above, including Mr. Raven, having their options reduced to a proportionately greater degree than other members of management. In addition, the offer was conditioned on the holder of an option agreeing not to exercise any repriced stock options for one year after the repricing and not to exercise more than one-half of repriced stock options which would otherwise be exercisable during the second year following the repricing. Subject to the foregoing sentence, vesting did not change.

     A majority of executives holding stock options, including Messrs. Raven, Litten, Hamilton and Angst, accepted the offer, and their stock options were repriced accordingly. The results of the repricing are as follows: Mr. Raven exchanged 300,000 stock options with an exercise price of $10.125 per share for 193,704 stock options with an exercise price of $5.00 per share. Mr. Litten exchanged 50,000 stock options with an exercise price of $ 12.75 per share for 28,725 stock options with an exercise price of $5.00 per share. Mr. Hamilton exchanged 50,000 stock options with an exercise price of $7.125 per share for 39,561 stock options with an exercise price of $5.00 per share. Mr. Angst exchanged 10,000 stock options with an exercise price of $12.00 per share for 5,917 stock options with an exercise price of $5.00 per share and 5,000 stock options with an exercise price of $11.25 per share for 3,056 stock options with an exercise price of $5.00 per share.

     As a result of the March 1997 repricings, holders of the Company's stock options relinquished, on a net basis, options to purchase 226,015 shares of Common Stock, including 144,037 options relinquished, on a net basis, in the aggregate by Mr. Raven and the other named executive officers.

     The Committee believes that the foregoing option repricings will motivate and provide additional incentive to the grantees to improve the Company's performance and enhance shareholder value.

  Restricted Stock Awards

     From time to time the Committee may make awards of restricted stock to individuals including executive officers. On February 7, 1996, the Company awarded Mr. Raven 100,000 shares of restricted stock and Mr. Edelstein 20,000 shares of restricted stock. The Committee believes that restricted stock awards assist the Company in attracting and retaining qualified individuals and serve to motivate the recipients to improve the Company's operating results and enhance shareholder value.

  Compensation of Chief Executive Officer

     The Company entered into an employment agreement dated February 8, 1996 with Gregory K. Raven as President and Chief Executive Officer for a term from February 8, 1996 to January 30, 1999 at a salary of $700,000 per year, subject to annual review. Mr. Raven's contract provides for a targeted bonus amount of 50% of his base salary, subject to meeting performance goals. Because the Company failed to meet its bonus goals for fiscal 1997, Mr. Raven did not receive a bonus. Mr. Raven's contract provided for a grant of 300,000 options pursuant to the 1993 Stock Option Plan and an award of 100,000 shares of restricted stock. See section captioned "Employment Contracts".

  Section 162(m) Policy

     Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1,000,000 to the Company's Chief Executive Officer or any other executive officer named in the Summary Compensation Table will not be tax deductible by the Company, subject to certain exceptions, which include shareholder approved programs. The Hills Store Company 162(m) Bonus Plan permits the Company to maximize tax deductibility of cash compensation in excess of $1,000,000 by setting performance standards and designating participants early in each year. Executives who participate in the Company's 162(m) Bonus Plan do not participate in the Company's regular performance bonus plan. The Committee anticipates that only Mr. Raven will participate in the Hills Stores Company 162(m) Bonus Plan in the current fiscal year and be eligible to receive compensation thereunder if performance goals are met.

     While it is the policy of the Committee to maximize the tax deductibility to the Company of compensation to executive officers where practicable, the Committee reserves the right to establish alternative incentive arrangements for otherwise eligible executives if it determines in its discretion that it would be in the best interest of the Company and its shareholders to do so, even if the result is loss of tax deductibility to the Company for certain compensation arrangements.

     No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                                            HR/COMPENSATION COMMITTEE
                                            (OPTION COMMITTEE)

                                            Mark B. Dickstein
                                            Stanton J. Bluestone
                                            John W. Burden III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1998, no executive officer of the Company (i) served on the board of directors of any company of which Mr. Dickstein, Mr. Bluestone or Mr. Burden (the members of the Company's HR/Compensation Committee (Option Committee) was an executive officer or (ii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such a committee, on the board) of another entity, one of whose executive officers is a member of the Board of Directors of the Company.

PERFORMANCE GRAPHS

     The following graphs compare the percentage change in cumulative total shareholders return on the Common Stock of the Company and the Predecessor Company to the cumulative total shareholders return of the S&P 500 and to the cumulative total shareholders return of the S&P Retail Composite. The Predecessor Company Graph covers the period January 31, 1993 to October 4,
1993 and assumes an investment of $100 in the Common Stock of the Predecessor Company and each index on January 31, 1993. The Company Graph covers the period from October 5, 1993 to January 31, 1998 and assumes an investment of $100 in the Company's Common Stock and in each index on October 5, 1993.


                          TOTAL RETURN TO SHAREHOLDERS

        Predecessor Company

BASE PERIOD JAN-93
4-OCT-93                                           100               100             100
                                                  26.68             94.08          107.36


                Company                         HILLS
Measurement Period                            DEPARTMENT
(Fiscal Year Covered)                         STORES,INC.         RETAIL         S&P 500
Oct-93                                           100               100             100
Jan-94                                           100.58            102.36          105.12
Jan-95                                            99.42             94.78          105.68
Jan-96                                            47.67            102.20          146.54
Jan-97                                            12.79            122.00          185.14
Jan-98                                            14.53            180.91          234.96

 ----- HILLS DEPARTMENT STORES, INC.     ----- HILLS DEPARTMENT STORES, INC.
 --M-- S&P 500 INDEX                     --M-- S&P 500 INDEX
 --O-- RETAIL STORES-COMPOSITE           --O-- RETAIL STORES-COMPOSITE


OTHER MATTERS

     At the time this Proxy Statement was published, the Board of Directors knew of no other matters constituting a proper subject of action by the shareholders which would be presented at the meeting. Should any other matters be properly brought before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such issues.

     NOTE: THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PART OF THE COMPANY'S 1997 ANNUAL REPORT WHICH IS BEING PROVIDED TO YOU TOGETHER WITH THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, AN ADDITIONAL COPY OF ITS FORM 10-K. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 15 DAN ROAD, CANTON, MA 02021, ATTENTION: WILLIAM K. FRIEND, SENIOR VICE PRESIDENT-SECRETARY.

RELATIONSHIP OF INDEPENDENT ACCOUNTANTS

     The Board of Directors selects the independent auditors for the Company each year. Deloitte & Touche LLP ("Deloitte & Touche") has acted in this capacity for the Company since November 1995 and is expected to continue to do so.

     In connection with its audit functions, Deloitte & Touche examined the Company's financial statements for the fiscal year ended January 31, 1998.

     Representatives of Deloitte & Touche are expected to attend the Annual Meeting of Shareholders, may make a statement if they so desire and will be available to respond to questions submitted to the Company at 15 Dan Road, Canton, MA 02021, Attention: William K. Friend, Senior Vice President-Secretary, in writing at least ten days prior to the meeting.

SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials related to the 1999 Annual Meeting of Shareholders, shareholder proposals must satisfy applicable SEC requirements and must be received by the Company (addressed to the attention of the Secretary) not later than December 30, 1998. In addition to the foregoing, Sections 4 and 5 of the Company's By-Laws set forth additional requirements, including notice provisions, with respect to shareholder nominations and proposals.

COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, officers, Directors and regular associates of the Company may solicit proxies in person or by telephone. No compensation, other than their regular compensation, will be paid to them for any such solicitations. The Company may reimburse banks, brokers, nominees and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to principals.

     The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at a cost not to exceed $5,000 plus out-of-pocket expenses.

PROXY
                              HILLS STORES COMPANY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF HILLS STORES COMPANY FOR THE
                  JUNE 17, 1998 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Richard C. Doran, John M. Doyle and William K. Friend, or any of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned, and to vote all Common Stock and Series A Preferred Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Shareholders to be held on June 17, 1998 at 10:00 a.m. at Hills Corporate Headquarters, 15 Dan Road, Canton, Massachusetts 02021, or at any adjournment thereof.

         The Proxies are authorized to vote in their discretion for approval of the minutes of the preceding meeting and matters incident to the conduct of the meeting.

         The Hills Associate Stock Purchase Plan requires that the Trustee receive voting instructions for shares held under the Plan by June 12, 1998. To meet this requirement, please complete and mail this card in time to be received no later than June 12. After June 12, your vote cannot be revoked. Also, you may not vote your plan shares in person at the meeting. The Trustee is authorized to vote the Plan shares for which instructions have been given on any business that may come before the meeting. ChaseMellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee.


                  This proxy is continued on the reverse side.
             Please complete the reverse side and return promptly.

----- Please mark your                       __________________
  X   votes as in this                       Common Stock
----- example
                                             __________________
                                             Series A Preferred
                                             Stock

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

Election of Directors

Election of the following nominees as Directors: Chaim Y. Edelstein, Mark B. Dickstein, Stanton J. Bluestone, John W. Burden III, Alan S. Cooper, Samuel L. Katz, Richard E. Montag and Gregory K. Raven.

         For all           Withheld for
         nominees          all nominees
         -----             -----

         -----             -----

                           WITHHELD FOR THE FOLLOWING ONLY:
                           (Write the name of the nominee(s)
                           in the space below)

                           _________________________________

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated April 30, 1998 and the 1997 Annual Report of the Company. Any proxy heretofore given to vote said stock is hereby revoked. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS.

-----
      I plan to attend the meeting
-----

Please mark, date and sign as your name(s) appear(s) above and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer.

                           Date                       ,1998
                           --------------------------------
                           Signature
                           --------------------------------
                           Signature
                           --------------------------------